EXHIBIT 10.2

PROMISSORY NOTE

$40,000                                                                                 Dated May 23, 2008

FOR VALUE RECEIVED, the undersigned promises to pay to the order of GREENTREE FINANCIAL GROUP, INC., its successors or assigns, the sum of FORTY THOUSAND AND NO/00 ($40,000.00) DOLLARS (representing a principal amount of $38,835 plus interest of $1,165, or approximately 6% interest per annum) payable in six months from today as follows:

THE TOTAL OF FORTY THOUSAND AND NO/00 ($40,000) DOLLARS, PLUS ACCRUED INTEREST, WILL BE PAID, IN CASH ON NOVEMBER 23, 2008. THIS PAYMENT HEREUNDER SHALL BE DUE AND PAYABLE AT THE OFFICES OF GREENTREE FINANCIAL GROUP, INC., LOCATED AT 7951 S.W. 6th STREET, PLANTATION, FLORIDA  33324.

THIS PROMISSORY NOTE IS NON ASSUMABLE. IT SHALL BECOME DUE AND PAYABLE UPON A CHANGE IN CONTROL (AS DEFINED BY SEC RULES AND REBULATIONS) OF THE MAKER. THERE SHALL BE NO PRE-PAYMENT PENALTY WITH RESPECT TO THIS PROMISSORY NOTE.

The undersigned will provide personal fitness training services to GreenTree Financial Group, Inc.’s officers, directors and employees at a rate of $65 per hour plus other services mutually agreed upon relating to fitness tests, counseling and fitness advice. These services will be credited against the principal and accrued interest amount of this note.

Each maker, endorser, and guarantor waives demand, notice of nonpayment and demand. If any payment due is not made and remains unpaid for TEN (10) DAYS, it is in default hereof. Any such payment in default shall bear interest at 6% per annum. Should any payment not be made when due, there shall also be a late charge equal to 5% of the amount of the installment of principal or interest which is paid after the due date. In the event of default hereunder, the entire unpaid balance hereof shall, at the option of the holder, become due and payable upon demand. All costs and fees (including reasonable fees and disbursements of legal counsel) incurred by the holder as the result of any default by anyone liable hereunder or as the result of any collection effort by the holder shall also be due and owing to the holder. Failure to exercise any right shall not be deemed a waiver of the right to exercise the same at any subsequent date, or event.

The Maker acknowledges receipt of a conformed duplicate copy of this promissory note and acknowledges having had its duly appointed officer read the same before affixing his signature below.

This promissory note is to be construed according to the laws of the State of Florida, without regard to any choice of law principles.

IN WITNESS WHEREOF, the Maker has caused this note to be executed by its duly authorized officer on this 23rd day of May, 2008.

A.J. GLASER, INC.

/s/ Adam J. Slazer
 Adam J. Slazer
 President